UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 320

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 29, 2018, Edgewater Technology, Inc.. (“Edgewater”) held a Special Meeting of Stockholders (the “Special Meeting”). Edgewater filed its definitive proxy statement for the proposals voted upon at the Special Meeting with the Securities and Exchange Commission on September 28, 2018, and supplemented such proxy statement through a supplement dated October 23, 2018.

As of the close of business on September 28, 2018, the record date for the Special Meeting, a total of 14,611,571 shares of Edgewater common stock were issued and outstanding and entitled to vote at the Special Meeting. A total of 11,192,931 shares of the Edgewater common stock were represented in person or by proxy at the Special Meeting and, therefore, a quorum was present. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

(1)    To approve and adopt the Arrangement Agreement, as amended (the “arrangement agreement”), among Alithya Group Inc., a Québec private corporation (“Alithya”), Alithya Group inc. (f/k/a 9374-8572 Québec Inc.), a newly-formed Québec corporation (“New Alithya”), 9374-8572 Delaware Inc., a newly-formed wholly-owned Delaware subsidiary of New Alithya (“U.S. Merger Sub”), and Edgewater. Under the terms of the arrangement agreement, (i) New Alithya will acquire Alithya pursuant to a plan of arrangement under the laws of Québec, Canada, and (ii) U.S. Merger Sub will merge with and into Edgewater (the “merger”), with Edgewater as the surviving corporation (together, the “transactions”). As a result of the transactions, both Edgewater and Alithya will become wholly-owned subsidiaries of New Alithya.

Shares For	Shares Against	Shares Abstaining	Broker Non- Votes
10,948,945	231,170	12,816	0

(2)     To approve, on a non-binding advisory basis, certain compensatory arrangements between Edgewater and its named executive officers relating to the merger.

Shares For	Shares Against	Shares Abstaining	Broker Non- Votes
7,967,225	3,112,664	113,041	0

(3) To approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the arrangement agreement and the transactions contemplated thereby (including the merger).

Shares For	Shares Against	Shares Abstaining	Broker Non- Votes
11,028,288	149,131	15,512	0

Consummation of the transactions are subject to the satisfaction of certain customary closing conditions, all as set forth in the arrangement agreement and discussed in detail in the Edgewater definitive proxy statement, which is available on the SEC’s website at www.sec.gov. Assuming the satisfaction of such closing conditions, Edgewater expects the closing to occur on or about November 1, 2018.

Item 8.01.	Other Events.

On October 29, 2018, Edgewater issued a press release announcing the preliminary results of the shareholder vote at the Special Meeting. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2018

Edgewater Technology, Inc.

By:	/s/ Jeffrey L. Rutherford
Name: Title:	Jeffrey L. Rutherford Chairman, Interim President and Interim Chief Executive Officer

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